UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2017

MSC Industrial Direct Co., Inc.

(Exact Name of Registrant as Specified in Its Charter)

New York	1-14130	11-3289165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Maxess Road, Melville, New York	11747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 812-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

☐  Emerging growth company

☐  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01  Entry into a Material Definitive Agreement.

New Credit Facility

On April 14, 2017 (the “Closing Date”), MSC Industrial Direct Co., Inc. (the “Company”) entered into a new $600 million credit facility (the “New Credit Facility”), pursuant to a Credit Agreement dated as of April 14, 2017 by and among the Company, the several banks and other financial institutions or entities from time to time parties thereto as lenders (the “Lenders”), and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”). The New Credit Facility, which matures on April 14, 2022, provides for a five-year unsecured revolving loan facility in the aggregate amount of $600 million.

The New Credit Facility replaces the Company’s existing $650 million credit facility governed by that certain Credit Agreement, dated April 22, 2013, among the Company, the lenders from time to time parties thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Existing Credit Facility”). On the Closing Date, the Company borrowed $330 million under the New Credit Facility and used an additional $16.7 million in cash on hand to repay the full amount outstanding under, and terminate, the Existing Credit Facility.

The New Credit Facility permits up to $50 million to be used to fund letters of credit. The New Credit Facility also permits the Company to request one or more incremental term loan facilities and/or increase the revolving loan commitments in an aggregate amount not to exceed $300 million. Subject to certain limitations, each such incremental term loan facility or revolving commitment increase will be on terms as agreed to by the Company, the Administrative Agent and the lenders providing such financing.

Borrowings under the New Credit Facility bear interest, at the Company’s option, either at (i) the LIBOR (London Interbank Offered Rate) rate plus the applicable margin for LIBOR loans ranging from 1.00% to 1.375%, based on the Company’s consolidated leverage ratio; or (ii) the greatest of (a) the Administrative Agent’s prime rate in effect on such day, (b) the federal funds effective rate in effect on such day, plus 0.50% and (c) the LIBOR rate that would be calculated as of such day in respect of a proposed LIBOR loan with a one-month interest period, plus 1.00%, plus, in the case of each of clauses (a) through (c), an applicable margin ranging from 0.00% to 0.375%, based on the Company’s consolidated leverage ratio. The Company is required to pay a quarterly undrawn fee ranging from 0.10% to 0.20% per annum on the unutilized portion of the New Credit Facility, based on the Company’s consolidated leverage ratio. The Company is also required to pay quarterly letter of credit usage fees ranging between 1.00% to 1.375% (based on the Company’s consolidated leverage ratio) on the amount of the daily average outstanding letters of credit, and a quarterly fronting fee of 0.125% per annum on the undrawn and unexpired amount of each letter of credit.

The New Credit Facility is unsecured and contains customary restrictions on the ability of the Company and its subsidiaries to (i) incur debt, (ii) make investments, (iii) engage in fundamental corporate changes, such as mergers, consolidations, amalgamations, liquidations or dissolutions, (iv) incur liens, (v) dispose of assets, (vi) enter into certain contractual restrictions on the ability of the Company’s subsidiaries to make distributions, and (vii) engage in transactions with affiliates. These covenants are subject to a number of significant exceptions and limitations. The New Credit Facility also requires that, during the term of the New Credit Facility, the Company maintain a maximum consolidated leverage ratio of total indebtedness to EBITDA (earnings before interest expense, taxes, depreciation and amortization) of no more than 3.00 to 1.00 (or, at the election of the Company after its consummates a material acquisition, a four-quarter temporary increase to 3.50 to 1.00), and a minimum consolidated interest coverage ratio of EBITDA to total interest expense of at least 3.00 to 1.00. Borrowings under the New Credit Facility are guaranteed by certain of the Company’s restricted subsidiaries.

The New Credit Facility also contains customary events of default. If an event of default under the New Credit Facility occurs and is continuing, then with the consent of the requisite lenders the Administrative Agent may, or at the request of the requisite lenders the Administrative Agent shall, terminate the revolving loan commitments and declare any outstanding obligations under the New Credit Facility to be immediately due and payable. In addition, if the Company or certain of its material subsidiaries becomes the subject of voluntary or involuntary proceedings under any bankruptcy, insolvency or similar law, then any outstanding obligations under the New Credit Facility will automatically become immediately due and payable.

The foregoing description of the New Credit Facility is not complete and is qualified in its entirety by reference to the full terms and conditions of the New Credit Facility, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Some of the Lenders under the New Credit Facility or the Existing Credit Facility and/or their affiliates have from time to time performed and may in the future perform various commercial banking, investment banking and other financial advisory services for the Company and/or its subsidiaries in the ordinary course of business, for which they have received or will receive customary fees and commissions.

Amended and Restated Note Purchase Agreement

On July 28, 2016, the Company completed the issuance and sale of $75.0 million aggregate principal amount of its 2.65% Senior Notes, Series A, due July 28, 2023 and $100.0 million aggregate principal amount of its 2.90% Senior Notes, Series B, due July 28, 2026 (the “Notes”) in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended. The Notes were issued pursuant to a note purchase agreement, dated July 28, 2016 (the “Existing Note Purchase Agreement”).

On the Closing Date, the Company amended and restated the Existing Note Purchase Agreement (as so amended and restated, the “Amended and Restated Note Purchase Agreement”) to (i) substantially conform the covenants contained in the Amended and Restated Note Purchase Agreement to those contained in the New Credit Facility and (ii) provide that in the event of a change of control, the Company will be required to offer to repurchase the Notes at par value.

The foregoing description of the Amended and Restated Note Purchase Agreement is not complete and is qualified in its entirety by reference to the full terms and conditions of the Amended and Restated Note Purchase Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02  Termination of a Material Definitive Agreement.

The information set forth above under “New Credit Facility” with respect to the Existing Credit Facility in Item 1.01 is hereby incorporated by reference into this Item 1.02.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under “New Credit Facility” with respect to the New Credit Facility in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01  Financial Statements and Exhibits.

(d)    Exhibits

The following exhibits are filed with this Report on Form 8-K:

10.1	Credit Agreement, dated as of April 14, 2017, by and among MSC Industrial Direct Co., Inc., the several banks and other financial institutions or entities from time to time parties thereto, and JPMorgan Chase Bank, N.A., as administrative agent

10.2	Amended and Restated Note Purchase Agreement, dated as of April 14, 2017, by and among MSC Industrial Direct Co., Inc. and the noteholders named therein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSC INDUSTRIAL DIRECT CO., INC.

Date: April 18, 2017	By:	/s/ Rustom Jilla
		Name:	Rustom Jilla
		Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Credit Agreement, dated as of April 14, 2017, by and among MSC Industrial Direct Co., Inc., the several banks and other financial institutions or entities from time to time parties thereto, and JPMorgan Chase Bank, N.A., as administrative agent

10.2	Amended and Restated Note Purchase Agreement, dated as of April 14, 2017, by and among MSC Industrial Direct Co., Inc. and the noteholders named therein

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